STARBUCKS CORPORATION
              KEY EMPLOYEE STOCK OPTION PLAN - 1994
                  (Adopted 9/94, amended 9/96)


1.    THE PLAN AND DEFINITIONS

    1.1    PURPOSE OF PLAN.

     This Plan is the "Starbucks Corporation Key Employee Stock Option Plan, - 1994," and is also sometimes referred to as the Company's "KEY EMPLOYEE PLAN." The Company's purposes in adopting this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to encourage ownership of the Company's common stock by key employees of the Company and any current or future Subsidiary, and to promote the Company's business success. This Plan provides for the granting of both Incentive Stock Options and Nonqualified Stock Options. This Plan is adopted to be effective for a ten year period commencing on September 27, 1994, and ending on September 26, 2004.

    1.2    DEFINITIONS:

    Capitalized terms used in this Plan shall have the following meanings:

     "ACT."   "Act"  shall mean the Securities Act  of  1933,  as
amended from time to time, or any replacement act or legislation.

    "BOARD." The "Board" shall mean the Board of Directors of the Company.

     "COMMITTEE." "Committee" shall mean the Board committee of not less than two nonemployee directors appointed pursuant to
Section 2.3 herein.

    "CODE." "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any replacement act or legislation.

     "COMMON STOCK." "Common Stock" shall mean the no par value common stock of Starbucks Corporation.

    "COMPANY."  The "Company" shall mean Starbucks Corporation.

     "CONSULTANT." "Consultant" shall mean any person engaged by the Company as a non-Employee service provider pursuant to the terms of a written contract.

      "DISABILITY."   "Disability"  of  an  Employee  shall  mean
"permanent  and total disability," within the meaning of  Section
22(e)(3) of the Code.

     "EMPLOYEE." The term "Employee" for purposes of this Plan shall include all persons employed by the Company or any Parent or Subsidiary, including officers, whether full-time or part-time, and those individuals whose service as an Employee has been temporarily interrupted due to any leave of absence that is authorized by a Vice President of the Company.

     "EXCHANGE  ACT."  "Exchange Act" shall mean  the  Securities
Exchange Act of 1934, as amended from time to time, or any replacement act or legislation.

     "FAIR MARKET VALUE." The "Fair Market Value" of the Common Stock shall be the closing price per share of the Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System. If the Common Stock ceases to be listed on the NASDAQ National Market System, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

     "INCENTIVE STOCK OPTION." "Incentive Stock Option" shall mean any stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     "NONQUALIFIED STOCK OPTION." "Nonqualified Stock Option" shall mean any stock option not intended to qualify as an Incentive Stock Option.

     "OPTIONED  SHARES."   "Optioned Shares"  shall  mean  Shares
subject to a stock option granted pursuant to this Plan.

     "OPTIONEE."   "Optionee" shall mean an  individual  who  has
received a stock option pursuant to this Plan.

     "PARENT."   "Parent"  shall  mean  a  "parent  corporation,"
whether  now or hereafter existing, within the meaning of Section
424(e) of the Code.

    "PLAN."  This "Plan" shall mean the Starbucks Corporation Key
Employee Stock Option Plan - 1994, which also may be referred to as the "Key Employee Plan."

     "SHARE" AND "SHARES." A "Share" shall mean one share of the Company's Common Stock, as adjusted in accordance with Section
2.9 of this Plan. The "Shares" shall mean the Company's authorized and unissued Shares reserved for issuance under this Plan as further defined in Section 2.2.

      "SUBSIDIARY."   "Subsidiary"  shall  mean   a   "subsidiary
corporation," whether now or hereafter existing, within the meaning of Section 424(f) of the Code.

    2.    GENERAL PROVISIONS

     THE  PROVISIONS OF THIS SECTION 2 APPLY TO BOTH NONQUALIFIED
OPTIONS AND INCENTIVE STOCK OPTIONS GRANTED BY THE COMPANY.

        2.1    OBJECTIVE AND USE OF PLAN.

     The objective of this Plan is to provide an incentive for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share in the increased value of the Company's Common Stock to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Employees pursuant to the terms of their employment. This Plan sets forth provisions applicable to options that may be granted hereunder generally, to Incentive Stock Options only, to Nonqualified Options only, and to the procedures allowed for the conversion of Nonqualified Stock Options into Incentive Stock Options. This Plan also allows for and provides a means for the granting of stock options to Consultants.

        2.2    STOCK SUBJECT TO PLAN.

     Subject to the provisions of Section 2.9 of this Plan, the maximum aggregate number of Shares reserved for issuance upon the exercise of options granted pursuant to this Plan is three million. Shares subject to any option under this Plan which is not exercised in full or Shares as to which the right to purchase under an option is forfeited through expiration, default, or otherwise, shall remain available for other options under this Plan, provided that the aggregate number of Shares subject to options under this Plan shall not exceed three million unless the Board approves an increase in said number and such increase is then duly approved by the Company's shareholders.

        2.3    ADMINISTRATION OF PLAN.

     This Plan shall be administered by the Board, provided that at all times during which the Company is subject to the periodic reporting requirements of the Exchange Act each member of the Board who participates in administration must be a nonemployee director as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission. The Board may appoint a
Board committee (the "Committee") of not less than two nonemployee directors to administer the Plan in the name of the Board. The Board or the Committee shall have full power and authority to administer and interpret this Plan and to adopt, from time to time, such guidelines, rules, regulations, agreements, and instruments for the administration of this Plan as the Board or the Committee, as the case may be, deems necessary or advisable. Such powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the Employees to be granted options under this Plan, to determine the size, type, and applicable terms and conditions of grants to be made to such Employees, to determine a time when options will be granted, and to authorize grants to eligible Employees. In addition, the Board or the Committee may engage a qualified brokerage or other financial services firm to assist it in the administration of the Plan, including, without limitation, the tracking of disqualifying dispositions under the Code, whether through a separately established brokerage account or otherwise, of Shares that are issued upon the exercise of options granted under the Plan so that the Company may capture any related tax benefit to which it may be entitled.

     The Board's or the Committee's interpretations of this Plan, and all actions taken and determinations made by the Board or the Committee, as the case may be, concerning any matter arising under or with respect to this Plan or any options granted pursuant to this Plan, shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees of the Company. The Board or the Committee may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

         2.4     ELIGIBILITY; FACTS TO BE CONSIDERED IN  GRANTING
OPTIONS.

     The Board or the Committee, as the case may be, shall have the authority to determine the persons eligible to receive a stock option grant, the time or times at which the Optioned Shares may be purchased, and whether all of the options may be exercised at one time or in increments.

        2.5    RIGHTS OF OPTIONEE IN EVENT OF MERGER,
CONSOLIDATION, TENDER OFFER, TAKEOVER BID, SALE OF ASSETS OR
DISSOLUTION.

    (a) Notwithstanding anything in this Plan to the contrary, the Optionee may purchase the full amount of Optioned Shares for which options have been granted to the Optionee and for which the options have not been exercised under the following conditions:

         (1) the Optionee may conditionally purchase any or all Optioned Shares during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

         (2) the Optionee may conditionally purchase any or all Optioned Shares during the period commencing on the initial date of a tender offer or takeover bid for the Shares (other than a tender offer by the Company) subject to the Exchange Act and the rules promulgated thereunder and ending on the day preceding the scheduled termination date of acceptance of tenders of Shares by the offeror under any such tender offer or takeover bid (as such termination date may be extended by such offeror);

         (3) the Optionee may conditionally purchase any or all Optioned Shares during the period commencing the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven (7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time); and

         (4) the Optionee may conditionally purchase any or all Optioned Shares during the period commencing the date the shareholders of the Company approve the dissolution of the Company and ending seven (7) days prior to the date of filing its Articles of Dissolution.

     (b) If the merger, consolidation, tender offer, takeover bid, sale of assets, or dissolution, as the case may be and as described in Subsections (1) through (4) of Section 2.5(a), once commenced, is canceled or revoked, the conditional purchase of Shares for which the option to purchase would not have otherwise been exercisable at the time of said cancellation or revocation, but for the operation of this Section 2.5, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at Optionee's option.

     (c) If the merger, consolidation, tender offer, takeover bid, or sale of assets does occur or Articles of Dissolution are filed, as the case may be and as described in Subsections (1) through (4) of Section 2.5(a), and the Optionee has not conditionally purchased all Optioned Shares, all unexercised options shall terminate on the effective, termination, closing, or filing date, as the case may be.

     (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled.

     (e)     Nothing herein shall allow the Optionee to  purchase
Optioned Shares, the options for which have expired.

        2.6    TERMS AND EXPIRATION OF OPTIONS.

     Each option granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations, and shall contain provisions as to the following effect, together with such other provisions as the Board shall from time to time approve:

     (a)     that,  subject to the provisions of  Section  2.6(b)
below,  the option, as to the whole or any part thereof,  may  be
exercised   only   by   the  Optionee  or   Optionee's   personal
representative;

     (b) that neither the whole nor any part of the option shall be transferable by the Optionee or by operation of law otherwise than (i) by will of, or by the laws of descent and distribution applicable to, a deceased Optionee, or (ii) in the case of a Nonqualified Stock Option, by gift or, with the consent of the Company, for value to immediate family members of the Optionee, partnerships of which the only partners are members of the Optionee's immediate family, and trusts established solely for the benefit of such immediate family members; that the option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised, or transferred as expressly permitted by this Section 2.6(b), shall automatically terminate and expire upon any other sale, transfer, or hypothecation or any other attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate, and that solely as it pertains to effecting an exercise of an option transferred in accordance with this Section 2.6(b), the term Optionee shall include a permitted transferee;

     (c) that subject to the foregoing provisions, an option may be exercised at different times for portions of the total number of Optioned Shares for which the right to purchase shall have vested, provided that an option may not be exercised for a fraction of a Share;

     (d) that no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

     (e) that the option shall expire at the earliest of the following:

        (1)    the date specified in the option;

        (2)    with respect to any Employee;

               (i)      three  (3)  months  after  voluntary   or
               involuntary  termination of Optionee's  employment
               other    than   termination   as   described    in
               subparagraphs (ii) or (iii) below;

               (ii)      upon  the  discharge  of  Optionee   for
               misconduct, willfully or wantonly harmful to the Company or Subsidiary; or

               (iii) twelve (12) months after Optionee's death or Disability; or

         (3) in the event of a merger, consolidation, tender offer, takeover bid, sale of assets, or filing of Articles of Dissolution, as the case may be and as described in subsections
(1)  through  (4)  of Section 2.5(a), on the  date  specified  in
Section 2.5(c): provided, however, that if the merger, consolidation, tender offer, takeover bid, or sale of assets does not occur or if Articles of Dissolution are not filed, as the case may be and as described in Subsections (1) through (4) of
Section 2.5(a), all options which are terminated pursuant to this Subsection (e)(3) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all Optionees shall be returned to their respective positions on the date of termination;

    (f) that, to the extent an option provides for the vesting thereof in increments, such vesting shall cease as of the date of the Optionee's death, Disability, or, in the case of any Employee, voluntary or involuntary termination of Optionee's employment with the Company or a Subsidiary;

     (g) that, in the case of any Employee, the terms of the option shall not be affected by any changes of duties or position so long as the Optionee shall continue to be employed by the Company or a Subsidiary.

        2.7    EXERCISE OF OPTIONS.

     The Optionee (or other person or persons, if any, entitled thereto hereunder) desiring to exercise an option granted and exercisable hereunder as to all or part of the Shares covered thereby shall notify the Company or, if the Company requires, the brokerage firm designated by the Company to facilitate exercises and sales under this Plan, specifying the number of option Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased  for  investment  and not with  a  view  to  resale  or distribution. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. With respect to any Shares conditionally purchased pursuant to Section 2.5(a) above and for which such purchase has not been voluntarily or otherwise rescinded pursuant to Section 2.5(b), the Optionee shall be deemed to have given the notice required by this Section 2.7 as of ten (10) days prior to the closing or effective date of the merger, consolidation, tender offer, takeover bid, or sale of assets or as of the twentieth (20th) day after a Statement of Intent to Dissolve is filed (or the tenth (10th) day before the filing of Articles of Dissolution if it precedes said twentieth
(20th)  day), as the case may be and as described in  Subsections
(1) through (4) of Section 2.5(a).

        2.8  METHOD OF EXERCISE OF OPTION.

     The option shall be exercised as to the number of Shares specified in the notice provided pursuant to Section 2.7 above by payment to the Company of the amount specified below in Section
3.2. Payment of the option price shall be made in cash or in accordance with procedures for a "cashless exercise" as the same shall have been established from time to time by the Company and the brokerage firm designated by the Company to facilitate exercises and sales under this Plan. Payment in shares of the Company's common stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. No such payment in shares of the Company's common stock shall be allowed when the same may in the reasonable opinion of the Company cause the Company to record a loss or expense as a result thereof.

        2.9    RECAPITALIZATION.

     Subject to any required action by the shareholders of the Company, the aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by each outstanding option, and the price per Share thereof in each such option shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from a redemption of Common Stock by the Company. If the adjustment would result in a fractional Share, the Optionee shall be entitled to one (1) additional Share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of Shares initially allocated or later increased by approved amendment to this Plan. Any such adjustment made pursuant to this Section shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.

        2.10    SUBSTITUTIONS AND ASSUMPTIONS.

     The Board shall have the right to substitute or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased without further action by the shareholders by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

        2.11    TERMINATION.

     The Board may at any time modify, amend, or terminate this Plan provided, however, that, without shareholder approval, no amendment or modification shall increase the number of Shares as to which options may be granted under this Plan. No amendment, modification, or termination of the Plan may adversely affect options granted prior to such action.

        2.12    GRANTING OF OPTIONS.

     The granting of any option pursuant to this Plan shall be entirely in the discretion of the Board or the Committee, as the case may be, and nothing herein contained shall be construed to give any Employee any right to participate under this Plan or to receive any option under it. The maximum number of Optioned Shares that may be granted to any Employee in any one year hereunder is 500,000.

     The granting of an option pursuant to this Plan shall not constitute any agreement or an understanding, express or implied on the part of the Company or a Subsidiary to employ the Optionee for any specified period.

        2.13    WITHDRAWAL.

     An Optionee may at any time elect in writing to abandon an option with respect to the number of Shares as to which the option shall not have been exercised.

        2.14    GOVERNMENT REGULATIONS.

     This Plan and the granting and exercise of any option hereunder and the obligations of the Company to sell and deliver Shares under any such option shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies as may be required.

        2.15    PROCEEDS FROM SALE OF STOCK.

     Proceeds of the purchase of Optioned Shares by an Optionee shall be used for the general business purposes of the Company.

        2.16    SHAREHOLDER APPROVAL.

     This Plan shall be submitted to the shareholders for their approval no later than twelve (12) months from the date hereof.

        2.17    COMPLIANCE WITH SECURITIES LAWS.

    The Board shall have the right to:

     (a) require an Optionee to execute, as a condition of exercise of an option, a letter evidencing Optionee's intent to acquire the Shares for investment and not with a view to the resale or distribution thereof;

     (b) place appropriate legends upon the certificate or certificates for the Shares; and

    (c) take such other acts as it deems necessary in order to cause the issuance of Optioned Shares to comply with applicable provisions of state and federal securities laws.

    In furtherance of the foregoing, and not by way of limitation thereof, no option shall be exercisable unless such option and the Shares to be issued pursuant thereto shall be registered under appropriate federal and state securities laws, or shall be exempt therefrom, in the opinion of the Board upon advice of counsel to the Company. Each option agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of options or Shares hereunder. Issue, transfer or delivery of certificates for Shares pursuant to the exercise of options may be delayed, at the discretion of the Board until the Board is satisfied that the applicable requirements of the federal and state securities laws have been met.

     The dollar value and number of options granted under this Plan may be limited pursuant to Rule 701 promulgated by the Securities and Exchange Commission which provides an exemption from the registration requirements under the Act. At any time during which the Company is not subject to the periodic reporting requirements of the Exchange Act, the guidelines adopted by the Board pursuant to this Plan shall contain the current limitations specified in said Rule 701.

        2.18    TERMINAL DATE OF PLAN.

     This Plan shall not extend beyond a date ten years from the Effective Date hereof as established by the Board and approved by the shareholders of the Company, provided that any termination hereof shall not affect options already granted, and any option to purchase shares duly granted hereunder prior to any termination hereof shall be exercisable pursuant to its terms and the terms hereof until expiration or earlier termination of such option.

     3.     PROVISIONS  APPLICABLE SOLELY TO  NONQUALIFIED  STOCK
OPTIONS

     In addition to the provisions of Section 2 above, the following paragraphs shall apply to any options granted under this Plan which are not Incentive Stock Options.

        3.1    OPTION PRICE.

     The option or purchase price of each Share optioned as a Nonqualified Stock Option under this Plan shall be determined by the Board or the Committee, as the case may be, at the time of the action for the granting of the option.

        3.2    METHOD OF EXERCISE OF OPTION.

     The amount to be paid by the Optionee upon exercise of a Nonqualified Option shall be the full purchase price thereof provided in the option, together with the amount of federal, state, and local income and FICA taxes required to be withheld by the Company. If allowed by the Board or the Committee at its respective discretion, an Optionee may elect to pay Optionee's federal, state, or local income and FICA withholding tax by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

     (a) If an Optionee has received multiple option grants, a separate election must be made for each grant;

     (b) The election must be made prior to the day the option is exercised;

    (c)    The election will be irrevocable;

     (d) The election will be subject to the approval of the Board or the Committee, as the case may be;

     (e) If the Optionee is an "officer" of the Company within the meaning of Section 16 of the Exchange Act ("Section 16") as defined in Rule 16a-1 promulgated by the Securities Exchange Commission, the election may not be made within six months following the grant of the option; and

    4.    PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS

     In addition to the provisions of Section 2 above, the following paragraphs shall apply to any options granted under this Plan which are Incentive Stock Options.

        4.1    CONFORMANCE WITH INTERNAL REVENUE CODE.

    Incentive Stock Options granted under this Plan shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and Regulations, including, without limitation, those provisions of Section 422 of the Code that prohibit an option by its terms to be exercisable after ten (10) years from the date that it was granted. Only Employees may be granted Incentive Stock Options hereunder. To the extent that any option granted hereunder as an Incentive Stock Option fails to conform to the foregoing requirements, it shall be treated as, and honored by the Company as, a Nonqualified Stock Option.

        4.2    OPTION PRICE.

    The option or purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board or the Committee, as the case shall be, at the time of the action for the granting of the option but shall not, in any event, be less than the Fair Market Value of the Common Stock on the date of grant.

        4.3    LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTION.

     The aggregate Fair Market Value of the Optioned Shares (determined on the date of grant) with respect to which an Employee has the right to purchase vesting in any one calendar year (under this Plan or any other plan of the Company which authorizes Incentive Stock Options) shall not exceed the maximum amount allowed in any one year by the Code in connection with the grant of Incentive Stock Options.

        4.4    LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS.

     An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company unless the per share option price specified by the Board or the Committee, as the case may be, for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted. For purposes of this limitation, Section 424(d) of the Code governs the attributes of stock ownership.

        4.5    METHOD OF EXERCISE OF OPTION.

     The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the option.

    5.     EXCHANGE OF NONQUALIFIED OPTIONS FOR INCENTIVE STOCK
OPTIONS

     At  the  Optionee's  election and  in  accordance  with  the
procedures   described  below,  an  Employee   may   exchange   a
Nonqualified Stock Option granted pursuant to this Plan for an Incentive Stock Option for the identical number of Shares.

        5.1    NOTICE OF INTENT TO EXCHANGE.

     Not less than seven (7) days prior to the desired date of exchange, the Optionee shall notify the Company in writing to that effect specifying the number of Shares subject to grants as Nonqualified Stock Options under this Plan which are to be exchanged for Shares subject to grants as Incentive Stock Options under this Plan and the desired date of exchange.

        5.2    LIMITATIONS ON AMOUNT OF OPTIONS EXCHANGED.

     Notwithstanding the number of Optioned Shares specified by the Optionee as desired to be exchanged pursuant to this Section 5, the Company will allow exchanges for only so many options as will not violate the aggregate dollar limitations specified in
Section 4.3 above with that limit being based on a calculation of the fair market value on the date of exchange. If an Optionee requests to exchange more Optioned Shares than would be allowed by the preceding sentence, the Company shall deem the request to apply only to the maximum number of Optioned Shares which would be allowed and shall disregard the request as to the excess. Exchanges may not occur after the terminal date of this Plan.

        5.3    EFFECT OF EXCHANGE.

     If an exchange does occur, the Optionee shall surrender the Nonqualified Option for cancellation and shall execute a new Incentive Stock Option for the number of Optioned Shares exchanged and, if all of the Nonqualified Options have not been exchanged, shall execute a new Nonqualified Option (or an amendment to the existing option) to specify the remainder of Shares under the Nonqualified Option. The new Incentive Stock
Option shall be deemed a new option granted on the date of exchange with the exercise price established as of such date.

    6.    AMENDMENT

     This Plan and all rules, guidelines, and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board, provided that no such action shall adversely affect any rights of Optionees granted under this Plan prior to such action, and further provided that the following revisions or amendments require approval of or ratification by the shareholders of the Company: (i) any increase in the number of Shares subject to this Plan, other than in connection with an adjustments under either or both of Sections 2.9 and 2.10 of this Plan; and (ii) any change that would require shareholder approval pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act. The Board may amend the terms and conditions of outstanding options, provided, however, that (i) no such amendment would be adverse to the holders of such options, (ii) no such amendment shall extend the period for exercise of an option, and (iii) the amended terms of an option would be permitted under this Plan.

    7.    FOREIGN EMPLOYEES OR CONSULTANTS

     Without amending the Plan, the Board or the Committee may grant options to eligible Employees or Consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board or the Committee, as the case may be, be necessary or desirable to foster and promote achievement of the purposes of the plan, and, in furtherance of such purposes the Board or the Committee may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has Employees or Consultants.

    8.    REGISTRATION, LISTING, AND QUALIFICATION OF SHARES

     Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of Shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any person exercising an option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements.

    9.    NO RIGHTS TO OPTIONS OR EMPLOYMENT; NO RESTRICTIONS

     No Employee or other person shall have any claim or right to be granted an option under this Plan. Having received an option under this Plan shall not give an Employee or Consultant any right to receive any other grant or option under this Plan. An Optionee shall have no rights to or interest in any option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee or Consultant any right to be retained in the employ of the Company. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees covered under this Plan or other Employees not covered under this Plan.

    10.    COSTS AND EXPENSES

     Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor any Employee or Consultant receiving a grant.

    11.    PLAN UNFUNDED

     This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

    12.    GOVERNING LAW

    This Plan shall be governed by and construed in accordance with the laws of the state of Washington.